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PROXY                                                                      PROXY

          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 30, 1997 THIS PROXY IS SOLICITED ON BEHALF ON THE BOARD OF DIRECTORS

  The undersigned stockholder of Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("Bozell") does hereby acknowledge receipt of Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus and does hereby constitute and appoint Charles D. Peebler, Jr. and Valentine J. Zammit, or either of them with full power of substitution, to vote all shares of Common Stock of Bozell that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Special Meeting of Stockholders of Bozell, to be held in the Second Floor Staircase Room at Bozell's offices at 40 West 23rd Street, New York, New York on Tuesday, December 30, 1997, at 10:00 a.m., New York time, and at any adjournment or postponement thereof as follows:

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER AGREEMENT (AS DEFINED BELOW) IN PROPOSAL I AND THE MERGER REFERRED TO THEREIN. IF OTHER BUSINESS IS PRESENTED AT SAID SPECIAL MEETING, THIS PROXY WILL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

  This proxy card is also a voting instruction by the undersigned to the trustees of the Bozell Profit Sharing and Savings Plan and the Bozell Stock Bonus Plan with respect to all shares held of record by such trustees for the account of the undersigned in either or both of such Plans.

PLEASE MARK BOX [_] OR [X]

1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of July 30, 1997 (the "Merger Agreement") among Bozell, True North Communications Inc. ("True North") and Cherokee Acquisition Corporation, a wholly-owned subsidiary of True North ("CAC"), and to approve the merger of CAC with and into Bozell, all as described in detail in the accompanying Joint Proxy Statement/Prospectus:
                         [_] FOR[_] AGAINST[_] ABSTAIN

  You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

  When signing the proxy, please take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrations, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.

                                           Dated             , 1997

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                                                    Signature

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                                            Signature if held jointly